EXHIBIT 99.1

KNIGHT ANNOUNCES GOLDMAN SACHS HAS AGREED TO PURCHASE A MINORITY EQUITY INTEREST IN DIRECT EDGE ECN

Citadel to increase ownership interest in Direct Edge, furthering ECN’s transition from Knight consolidated subsidiary to independent entity

JERSEY CITY, New Jersey (August 13, 2007) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced that The Goldman Sachs Group Inc. has agreed to purchase a minority equity interest in Direct Edge ECN.

Goldman Sachs has agreed to purchase a minority equity interest in Direct Edge and will join Citadel Derivatives Group LLC, an affiliate of Citadel Investment Group, L.L.C., as an investor in Direct Edge ECN. Knight announced Citadel’s agreement to purchase a minority equity interest in Direct Edge ECN in a press release dated July 18, 2007, and the transaction was completed after the close of business July 23, 2007. Direct Edge intends to attract other strategic investors who may also utilize the ECN for trade execution.

“We are delighted that Goldman Sachs has joined Knight and Citadel as a partner in Direct Edge ECN,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Our firms agree that a vibrant, low-cost alternative trade destination is needed in the search for best price and deep liquidity in a fragmented market. Direct Edge ECN’s efforts to further drive liquidity and increase value for all market participants will be enhanced as an independent entity.”

“Direct Edge has quickly become a major market center for U.S. equities by virtue of its innovative market model and competitive pricing schedule” said Greg Tusar, Managing Director, Goldman Sachs.

In addition, Citadel Derivatives Group intends to increase its ownership interest in Direct Edge. Upon the closing of the transaction with Goldman Sachs and the increased investment by Citadel, Knight’s ownership interest in Direct Edge ECN will be reduced to below 50%. As a result, Direct Edge will no longer be a consolidated subsidiary within Knight’s financial results.

“Goldman Sachs is a fantastic addition to the Direct Edge partnership,” said Mathew Andresen, Co-Head of Citadel Derivatives Group. “Volumes have grown significantly in recent weeks and we expect that trend to continue as Direct Edge becomes a more important liquidity destination for the marketplace.”

The close of the transaction is subject to the satisfaction of closing conditions and the receipt of appropriate regulatory approvals, and it is expected to be completed within 90 days. Financial terms of the transaction were not disclosed.

Direct Edge ECN, established by Knight in October 2005, reached record volumes of more than 443 million shares on July 26, 2007 and averaged 380 million shares per day in August to date.

About Citadel Investment Group, L.L.C.

Citadel is one of the world’s leading financial institutions focused on alternative asset management strategies. The Citadel group of companies employ over 1,000 professionals at headquarters in Chicago and across its offices around the world, including New York, San Francisco, London, Hong Kong and Tokyo.

Citadel Derivatives Group LLC is an affiliate of Citadel Investment Group, L.L.C. and is one of the leading market-makers in equities and listed options in the United States.

About Goldman Sachs

Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high net worth individuals. Founded in 1869, it is one of the oldest and largest investment banking firms. The firm is headquartered in New York and maintains offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world. To learn more about Goldman Sachs, please visit www.gs.com.

About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a leading financial services firm that provides voice and electronic access to the capital markets across multiple asset classes for buy-side, sell-side and corporate clients, and asset management for institutions and private clients. Our Global Markets business offers superior execution quality through natural liquidity, capital facilitation and trading technology, with comprehensive products and services that support the capital formation process. Our Asset Management business, Deephaven Capital Management, is a global multi-strategy alternative investment manager focused on delivering attractive risk-adjusted returns with low correlation to the broader markets. More information about Knight can be found at www.knight.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knight.com	Kara Fitzsimmons Vice President, Media Relations 201-356-1523 or kfitzsimmons@knight.com	Jonathan Mairs Vice President, Corporate Communications 201-356-1529 or jmairs@knight.com